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                                 THIRD AMENDMENT
                                       TO
                       SECURED REVOLVING CREDIT AGREEMENT

THIS THIRD AMENDMENT TO SECURED REVOLVING CREDIT AGREEMENT ("Amendment") is dated and effective this 5th day of May, 1998 and made among Sentry Financial Corporation ("Lender"), a Utah corporation, and AutoBond Acceptance Co., a Texas corporation ("Borrower").

                                    RECITALS

A. Lender and Borrower entered into that certain Secured Revolving Credit Agreement (the "Agreement") dated August 1, 1994. The Agreement was amended and restated in its entirety as the Amended and Restated Secured Revolving Credit Agreement dated as of July 31, 1995 and then again amended and restated in its entirety as the Second Amended and Restated Secured Revolving Credit Agreement also dated as of July 31, 1995. All capitalized terms, unless otherwise provided herein, will have the meaning ascribed to them in the Agreement, as amended.

B. A genuine dispute has arisen between Lender and Borrower regarding whether Borrower is able to meet or fulfill the conditions precedent to an Advance and whether Borrower is in default or breach under the terms and conditions of the Agreement.

C. In an effort to resolve their dispute, Lender is willing to loan money to a special purpose corporation wholly owned by Borrower on terms and conditions mutually agreeable to the parties ("May 1998-SPC Funding").

D. In an effort to resolve their dispute, Lender and Borrower also desire to amend and modify the Agreement again.

                                    AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, voluntarily agree as follows:

A. Article II, Credit Limit; Disbursement and Payment, Section 2.01, Credit Limit, subsection (a) Commitment to Lend, (i) Line of Credit. This subsection is amended by adding the following sentence to the end of the clause: "Any amount of indebtedness, loan or credit Lender has made or committed to make to any Affiliate of Borrower will reduce the Credit Limit dollar for dollar and count as principal amount outstanding hereunder, and such indebtedness, loan or credit will be deemed an Advance hereunder for purposes of payment of the fees and the Events of Default. Lender and Borrower further agree that the Credit Limit shall be reduced by Six







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        Million Five Hundred Thousand Dollars ($6,500,000.00) due to the May
        1998 SPC Funding."

B. Article II, Credit Limit; Disbursement and Payment, Section 2.01, Credit Limit, subsection (b) Amount of Credit Limit, (i) Line of Credit. This subsection is amended by deleting it entirely and replacing it with:
        "The amount of the Credit Limit shall be $10,000,000."

C. Article II, Credit Limit; Disbursement and Payment, Section 2.01, Credit Limit, subsection (d) Early Termination. This subsection is amended adding the following new sentence at the end of the subsection:
        "Borrower agrees that after April 30, 1998 Lender will have the right to terminate this Agreement by written notice once Borrower has obtained a commitment from another warehouse lender to fund Receivables."

D. Article III, Security, Section 3.02, Guarantees. This Section is amended by deleting the subsection and replacing it with: "As additional security for the payment and performance of the Obligations and the Guarantor Obligations, Borrower shall cause William O. Winsauer to execute and deliver the appropriate Guarantee to Lender in accordance with Section 4.01(a)."

5. Article IV, Conditions, Section 4.02, Conditions Precedent to All Advances. The first paragraph is deleted entirely and replaced with:
        "The obligation of Lender to make any Advance (including the first Advance) shall be subject to fulfillment of each of the following conditions to the satisfaction of, and as determined by, Lender on or prior to the Disbursement Date for such Advance:"

        The following new clause is added at the end of Section 4.02:

               "(x) Neither Borrower nor any Affiliate of Borrower is in breach or Default of any term, condition or obligation under any agreement with Lender."

6. Article V, Representations and Warranties, Section 5.01, Representations and Warranties of Borrower. The following new clauses are added at the end of the subsection:

              "(bb) The Depository and Lender have entered into a separate agreement providing, among other things, that Lender has the sole control of any and all funds deposited into the Lender Accumulation Account; and all Obligors have, on or before disbursement of the Advance, been notified to make all payments on the Target Receivables into the Lender Accumulation Account;

               (cc) Borrower has not waived any representation or warranty, or any of the covenants, terms, conditions or provisions of any Operative Document or closing documents or any other agreement or document relating to or affecting the requested Advance or the Target Receivables, except as disclosed previously in writing to Lender in the





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        Draw Down Notice; and

               (dd) Borrower's execution, delivery and performance of the Loan Documents and Insurance Documents does not and will not violate or conflict with any requirements imposed by other lenders, including without limitation, Daiwa Finance Corporation or any affiliate thereof, Credit Suisse First Boston or any affiliate thereof, or any other party directly or indirectly providing financing to Borrower;"

30. Article V, Representations and Warranties, Section 5.02, Repetition of Representations and Warranties. This subsection is renumbered as 5.03 and amended to read as: "Each representation and warranty set forth in Sections 5.01 and 5.02 shall (unless otherwise specifically so indicated) be deemed to be made as of the first Disbursement Date, and repeated on each subsequent Disbursement Date and on each Payment Date as if made on and as of such date."

        A new Section 5.02 will be added as follows:

                (i) such Target Receivable complies fully with, and has been acquired by Borrower in accordance with, Borrower's underwriting guidelines and procedures (a copy of which is attached hereto as Exhibit A);

                (ii) Borrower has conducted each of the procedures set forth in the Borrower program manual ("Borrower Program Manual") to evaluate the Obligor's application in accordance with the criteria set forth in the Borrower Program Manual;

                (iii) on and after such Disbursement Date, there shall exist under each such Target Receivable a valid, subsisting and enforceable first priority security interest in the Financed Vehicle securing each Target Receivable and at such time enforcement of such security interest is sought and at all times there shall exist a valid, subsisting and enforceable first priority perfected security interest in such Financed Vehicle in favor of Borrower (and assigned to Lender under the Security Agreement);

                (iv) such Target Receivable has not been satisfied, subordinated or rescinded; and no provision of such Target Receivable has been waived, altered or modified in any respect, except as identified in the Receivable file and made in accordance with the Borrower Program Manual and Borrower's credit and collection policies, approved by Lender;

                (v) such Target Receivable is not and will not be subject to any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning such Target Receivable between the Obligor and the dealer, the dealer and Borrower, the dealer and an Originator, or otherwise and no such right has been asserted with respect thereto; the operation of the terms of such Target Receivable or the exercise of any right thereunder will not render any such Target Receivable unenforceable in whole or in part;

                (vi) upon assigning such Target Receivable to Borrower, dealer and/or Originator had full right to transfer such Target Receivable to Borrower, and dealer and/or Originator conveyed sole ownership of and good and marketable title to such Target Receivable to Borrower;

                (vii) such Target Receivable is not a Defaulted Receivable on the date of its transfer and there is no default, breach, violation, or event permitting acceleration under such Target




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                Receivable, and no event has occurred which, with notice and the expiration of any grace or cure period or both, would constitute a default, breach, violation, or event permitting acceleration under such Target Receivable;

                (viii) the Receivable file related to such Target Receivable contains each of the documents required by the Borrower Program Manual and the contractual documents contained in such Target Receivable file constitute the entire agreement with respect to such Target Receivable between the Obligor and the related dealer and, between the dealer and Borrower;

                (ix) the down payment described in the Receivable Documents relating to such Target Receivable was paid to the related dealer in the manner stated therein at the time of the origination of such Target Receivable, the proceeds thereof were fully disbursed; there is no requirement for further advances thereunder; and all fees and expenses in connection therewith have been paid;

                (x) the Financed Vehicle securing the Obligor's obligation to pay under such Target Receivable has been delivered to and accepted by the Obligor;

                (xi) such Target Receivable is denominated and payable in United States dollars;

                (xii) the documents evidencing such Target Receivable contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the security afforded by the related collateral;

                (xiii) the dealer agreement relating to such Target Receivable is in effect, whereby the related dealer warrants delivery of title to such Financed Vehicle, indemnifies Borrower or the related Originator against fraud and misrepresentation by the related dealer and its employees and represents and warrants that such dealer did not accept any side notes as any part of the down payment portion of the related Obligor's purchase price, and Borrower's or the Originator's (as the case may be) rights thereunder with regard to such Target Receivable have been validly assigned to Borrower, and are enforceable against the related dealer by Borrower or its assignee, along with any other rights of recourse which Borrower or the Originator has against the related dealer;

                (xiv) each Target Receivable was acquired by Borrower or an Originator from an "Eligible Dealer"; and the acquisition by Borrower or an Originator of any Target Receivable from a dealer was not an extension of financing to such dealer but was acquired in a transaction constituting a "true sale" under applicable state law;

                (xv) Borrower has no knowledge of any fact which should have led it to expect at the time of such Target Receivable, that (A) such Target Receivable was made by the selling dealer and sold by such dealer to Borrower with any conduct constituting fraud or misrepresentation on the part of such dealer, or (B) that such Target Receivable would not be paid in full when due because of fraud or misrepresentation on the part of the related Obligor;

                (xvi) such Target Receivable was not originated in any jurisdiction the laws of which prohibit the selling dealer from transferring such Target Receivable to Borrower or an Originator, or the Borrower from assigning such Target Receivables to Lender; nor is such Target Receivable subject to
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                (xvii) no Target Receivable has been the subject of any
                rejection, reclassification or other adverse selection by Borrower or by any third party (including but not limited to any rating agency, financial guaranty insurer or other party performing any analysis on Receivables originated (or to be originated) or acquired (or to be acquired) by Borrower, including but not limited to any valuation analysis, due diligence analysis, re-underwriting analysis or other acceptability analysis);

                (xviii) such Target Receivable does not (A) contravene in any material respect any state or federal laws, rules or regulations applicable thereto in connection with the origination of such Target Receivable including without limitation, usury, disclosure, truth-in-lending, equal credit and similar laws, the Federal Trade Commission Act and applicable state laws governing motor vehicle installment sale or loan contracts (but specifically excluding laws, rules or regulations applicable thereto in connection with post-origination compliance, including, but not limited to, laws, rules and regulations applicable thereto in connection with fair credit billing, fair credit reporting and fair debt collection practices), or (B) except as required by applicable law, impose any liability or obligation of the dealer or Borrower on Lender or its assignee with respect to such Target Receivable;

                (xix) there are no proceedings or investigations pending or, to the best of Borrower's knowledge, threatened before any Governmental Entity (A) asserting the invalidity of such Target Receivable or the bankruptcy or insolvency of the related Obligor, (B) seeking the payment of such Target Receivable, or
                (C) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Target Receivable;

                (xx) Borrower has duly fulfilled all obligations on its part to be fulfilled under or in connection with such Target Receivable and has done nothing to impair the rights of Lender in such Target Receivable or in the proceeds with respect thereto; Borrower has paid in full all taxes and other charges payable in connection with such Target Receivable and the transfer of such Target Receivable to Lender which could impair or become a lien prior to Lender's interest in such Target Receivable; there are no prior liens for work performed affecting any Financed Vehicle which are or may become a lien prior to or equal with the security interest granted in the related Target Receivable;

                (xxi) the applicable assignment for security to Lender has been duly executed and delivered by Borrower and the information regarding the Target Receivable and such assignment attached thereto is true and correct as of the Disbursement Date;

                (xxii) the residence of the related Obligor is located within the borders of the United States of America;

                (xxiii) there is only one original of the retail installment sale contract or promissory note and security agreement evidencing such Target Receivable, such original has been delivered to the Custodian pursuant to the Custodian Agreement and there are no custodial agreements in effect that would adversely affect the ability of the Custodian to maintain possession thereof pursuant to the Custodian Agreement;

                (xxiv) the Obligor is not a Governmental Entity;

                (xxv) the retail installment sale contract or promissory note and security agreement evidencing such Target Receivable constitute "chattel paper" within the meaning of the UCC in effect in the States of Texas and Utah and all filings required to be made and all actions required to be taken or performed by any Person in any jurisdiction to give Lender a first priority security interest in such Target Receivable have been made or
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                (xxvi) each such Target Receivable constitutes and shall
                continue to constitute a legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by laws affecting the enforcement of creditors' rights generally;

                (xxvii) at the origination date of each such Target Receivable, the related Financed Vehicle was covered by a comprehensive and collision insurance policy (a) in an amount at least equal to the lesser of (1) the actual cash value of the related Financed Vehicle or (2) the unpaid balance owing on such Target Receivable and (b) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage;

                (xxviii) the total amount financed by such Target Receivable does not exceed $28,000;

                (xxix) such Target Receivable was not purchased from the related dealer at a discount greater that 11%;

                (xxx) the APR for such Target Receivable is not less that 14.5% per annum;

                (xxxi) no selection procedures believed by Borrower to be adverse to the interest of the Lender shall have been utilized in selecting such Target Receivables for inclusion as Collateral;

                (xxxii) such Target Receivable shall have not less than 12 monthly payments annually scheduled at origination;

                (xxxiii) such Target Receivable shall not have an original maturity date not later than 61 months from its origination date and there have not been any re-write, forbearance of rights, extension of time limits or other modifications of the Target Receivable;

                (xxxiv) the first scheduled payment on such Target Receivable was not before 45 days prior to the Disbursement Date and has been made, or, if the first scheduled payment on a Target Receivable has not yet been made as of the related Disbursement Date preceding its transfer, such scheduled payment will be made on or prior to the 20th day after the due date for such scheduled payment;

                (xxxv) each Target Receivable is eligible for coverage under and is covered by a VSI Policy acceptable in form and content to Lender;

                (xxxvi) no more that 10% of the aggregate unpaid principal balance of the Lender Receivables owned by Borrower at any time shall represent Financed Vehicles purchased from dealers who are not franchised new car dealers; provided, however, that Borrower shall not be deemed to have breached this representation if it cures any violation of the immediately preceding clause within 20 days of the earlier to occur of (A) the first date on which the requirements specified in the immediately preceding clause were determined to have been breached ("Determination Date"), and (B) the date on which Borrower has actual knowledge that the requirements set forth in the second preceding clause have been breached;

                (xxxvii) the weighted average purchase discount with respect to all such Lender Receivables owned by Borrower shall not exceed 10% and the weighted average APR shall not be less than 16% per annum; provided, however, that Borrower shall not be deemed to have breached this representation if Borrower cures any violation of the immediately preceding clause within 20 days of the earlier to occur of (A) the first Determination Date on which the requirements specified in the immediately preceding clause was determined to





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                have been breached, and (B) the date on which Borrower has actual knowledge that the requirements set forth in the second preceding clause have been breached;

                (xxxviii) no more than 2% of the aggregate unpaid principal balance of the Lender Receivables owned by Borrower at any time shall be in respect of Financed Vehicles with a model year prior to 1992; provided, however, that Borrower shall not be deemed to have breached this representation if it cures any violation of the immediately preceding clause within 20 days of the earlier to occur of (A) the first Determination Date on which the requirements specified in the immediately preceding clause was determined to have been breached, and (B) the date on which the Borrower has actual knowledge that the requirements set forth in the second preceding clause have been breached;

                (xxxix) no Target Receivable is delinquent 20 or more days and no Obligor with respect to any Target Receivable failed to make the first payment (if such due date has passed) within 20 days of such due date;

                (xxxx) [Reserved];

                (xxxxi) no more than 15% of the aggregate unpaid principal balance of the Target Receivables represent Financed Vehicles purchased from Originators.

                (xxxxii) All Target Receivables have been or will be fully entered into Debtor's computerized loan servicing system within 5 business days of Borrower's payment of the Receivable Purchase Price with respect to the Target Receivable.

                (xxxxiii) The amount funded by Lender with respect to each Target Receivable has been reduced below the Receivables Purchase Price by the principal portion of each payment received prior to the Disbursement Date.

         (b) In the event Borrower acts as servicer of the Lender Receivables, the time period for liquidating repossessed Financed Vehicles will be 90 days from date of repossession.

         (c) It is understood and agreed that the representations and warranties set forth in this Section 5.02 shall survive and shall continue so long as any such Target Receivable shall remain outstanding until such time as such Target Receivable is repurchased pursuant to this Subsection
         5.02 (c). Borrower agrees that with respect to a breach of the representations and warranties set forth in Section 5.01 and Section
         5.02 (a) which may, or does, materially and adversely affect a Receivable or the interests of the Lender or Custodian therein, upon discovering such breach or failure to deliver Borrower shall give prompt written notice to the other parties. If Borrower does not correct or cure such breach or failure within 10 days of such notice, occurrence or discovery, then Borrower shall immediately repurchase the affected Receivable at a purchase price equal to the then outstanding balance of the Lender Receivable plus all of Lender's costs and expenses associated therewith ("Repurchase Price"). Any such repurchase shall be made without recourse against, or warranty, express or implied, of Lender or the Custodian. The Repurchase Price shall be paid to Lender, and upon receipt thereof, Lender, and if necessary the Custodian, shall execute and deliver an assignment to vest ownership of such Target Receivable in Borrower or as directed by Borrower. If, at the time of the discovery of such breach or failure to deliver, a loss has occurred with respect to the liquidation of such Target Receivable, then Borrower shall pay to Lender or the Custodian an amount equal to the amount, if any, by which the Repurchase Price exceeds the net proceeds from such Target Receivable."

8. Article VI, Covenants, Section 6.01, Affirmative Covenants of Borrower. Subsection (r) Servicer is amended by adding the following before the first sentence: "Borrower will have in place a "warm backup" servicer determined



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    by lender to be satisfactory and provide such "warm backup" servicer all information and assistance to enable it to take over servicing of the Target Receivables within hours of notice from Lender."

    A new subsection is added: "(v) Replacement Receivables. Borrower agrees to repurchase each Target Receivable that becomes sixty (60) days delinquent or, at its option, to replace such delinquent Target Receivable with another Target Receivable meeting the requirements of this Agreement and having an outstanding balance at least equal to the balance of the replaced Target Receivable."

9. Article VI, Covenants, Section 6.03, Financial Covenants. This section is deleted and replaced with: "(a) So long as any Advance or any other amount payable by Borrower under this Agreement or any other Loan Document or payable by any Affiliate of Borrower under any other loan documents shall remain unpaid, Borrower will maintain a positive net worth (as determined in accordance with GAAP) of no less than Twenty Million Dollars ($20,000,000) and a positive balance in cash and cash equivalents of no less than One Million Dollars ($1,000,000).

         (b) If at the end of a Payment Period the Delinquency Ratio for any Advance is (i) 20% or higher, but less than 30%, Borrower shall, within 5 days of receipt of notice thereof, cause the Reserve for such Advance to be increased by an amount equal to 50% of such Reserve; or (ii) 30% or higher, Borrower shall, within 5 days of receipt of notice thereof, repay such Advance together with any interest due thereon.

10. Article VII, Events of Default, Section 7.01, Events of Default.

    The following new clause is added at the end of Section 7.01:

        "(p) Any Affiliate of Borrower shall breach or Default on any obligation owed to Lender or any representation or warranty of any Affiliate of Borrower is inaccurate in any material respect when made or deemed made."

    The final paragraph of the section is deleted in its entirety and replaced with:

      "THEN, and in any such event, (i) Lender may, at its option, by notice to Borrower, declare the entire unpaid principal amount of any or all Advances and Notes, all interest accrued and unpaid thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Loan Amount and the Notes, all such accrued interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that if an event described in subsection (g) of this Section 7.01 shall occur, the result which would otherwise occur only upon giving of notice by Lender to Borrower as specified in clause (i) above shall occur
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    without the giving of any such notice; (ii) Lender may immediately declare any and all of Lender's obligations under this Agreement terminated; and
    (iii) Lender may immediately, and whether or not the actions referred to in the preceding clause (i) have been taken, exercise any or all of Lender's rights and remedies under the Loan Documents, including the rights of a secured party pursuant to the UCC."

11. Article IX, Governing Law, Section 9.01, Governing Law. Section 9.01 is hereby deleted in its entirety and replaced with: "This Agreement, the other Loan Documents, and all of the transactions contemplated thereby shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflict of law rules which might result in the application of the laws of any other jurisdiction. Borrower, Guarantor and Lender have entered into this Agreement and the other Loan Documents in specific reliance upon Section 35.51 of the Texas Business and Commerce Code, and but for the ability of the parties hereto to agree that the law of New York would govern the Loan Documents and transactions contemplated thereby, Lender would not have entered into the Loan Documents, nor would Lender have made any of the Advances.

12. Borrower hereby irrevocably Article IX, Governing Law, Section 9.02, Jurisdiction; Immunity. Subsection (a) is hereby deleted in its entirety and replaced with: "Borrower hereby irrevocably consents that any legal action related in any way to this Agreement or any of the Loan Documents ("Proceeding") shall only be brought in any court of the State of Utah located in Salt Lake City or in the United States District Court for the District of Utah, Central Division, and by execution and delivery of this Agreement, Borrower hereby irrevocably submits to the exclusive, personal jurisdiction of the courts of the State of Utah located in Salt Lake City and of the United States District Court for the District of Utah, Central Division."

13. Article X, Miscellaneous, Section 10.01 Amendments and Waivers. Section
    10.01 is deleted in its entirety and replaced with: "Borrower hereby acknowledges its understanding that no past practices of Borrower and Lender relating to maturity extensions, waivers, or any other modifications of the obligations of Borrower with respect to any other previous or concurrent financings will in any way be applicable to the Notes, the Maturity Date or any other obligations of Borrower arising under this Agreement or any other document or agreement relating to the transactions contemplated hereunder. No waiver by Lender of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way rights arising by virtue of any prior or subsequent such occurrence. Borrower agrees to make any amendments to the Loan Documents requested by Lender in connection with an assignment or participation provided such amendment does not increase Borrower's financial obligations hereunder."





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14. Article X, Miscellaneous. A new subsection is added: "Section 10.16.
    Release; Lender's Discretion. Borrower (and all related and affiliated entities thereof) for itself and for all persons and entities claiming by, through or under any of them (collectively, the "Borrower Parties"), hereby irrevocably, unconditionally and completely release and forever discharge Lender and all Lender's employees, shareholders, directors, agents, affiliates, and related parties (collectively, "Lender Parties") of and from any and all liabilities, obligations, claims, damages, and causes of action of any kind or nature whatsoever, at law or in equity, which Borrower Parties (or any of them) had, has, may have, or may claim to have, directly or indirectly against Lender or Lender Parties (or any of them), including specifically but without limiting the generality of the foregoing, any and all claims in any way concerning or arising out of, or relating to, the Credit Agreement. Notwithstanding any other term or condition set forth herein, in any other Loan Document or otherwise, Borrower and Lender expressly agree that Lender's obligation to make any Advance (or to provide any other financing of any kind) to Borrower or any Affiliate of Borrower shall be in Lender's sole and absolute discretion."

15. Representations and Warranties. Borrower hereby represents and warrants to, and covenants with, Lender that: the Recitals above are accurate; Borrower has had the opportunity to consult with independent legal counsel with respect to the advisability of executing this Amendment; Borrower has made such investigation of the facts pertaining to this Amendment and all matters pertaining hereto as it deems necessary; Borrower has read and understands all of the terms and provisions of this Amendment; Borrower signs this Amendment voluntarily and of its own free will, without coercion or duress, intending to be legally bound; and, in executing this Amendment, Borrower does not rely on any inducements, promises or representations of Lender or any agent of Lender, other than the terms and conditions specifically set forth in this Amendment;.

16. No other Changes. Except as modified herein, the Agreement remains unchanged and the parties hereto reaffirm all the terms and conditions of the Agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

"LENDER:"                                          "BORROWER:"

SENTRY FINANCIAL CORPORATION,          AUTOBOND ACCEPTANCE CO.,
a Utah corporation                          a Texas corporation


By:  /s/ Jonathan M. Ruga              By: /s/ William O. Winsauer
   ______________________________          _____________________________________
Name:     Jonathan M. Ruga             Name: William O. Winsauer
     ____________________________           ____________________________________
Title:  Chief Executive Officer        Title: President
      ___________________________            ___________________________________




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